Funko Reports 2023 Third Quarter Financial Results

-- Results Exceed Expectations --

EVERETT, Wash. November 2, 2023 -- Funko, Inc. (Nasdaq: FNKO), a leading pop culture lifestyle brand, today reported consolidated financial results for its third quarter ended September 30, 2023.
Third Quarter Financial Results Summary: 2023 vs 2022
•Net sales were $312.9 million for the 2023 third quarter versus $365.6 million for the 2022 third quarter
•Gross profit was $104.0 million, equal to gross margin of 33.2%, for the 2023 third quarter, which included $6.4 million of charges related to factory purchase order cancellations, versus 35.0% for the 2022 third quarter
•SG&A expenses were $94.0 million for the 2023 third quarter, which included $9.9 million of one-time expenses comprised of $6.2 million primarily related to the termination of a lease agreement and $3.7 million for severance and related charges. This compares with $97.9 million for the 2022 third quarter, which included $1.1 million of one-time relocation costs in connection with the opening of a new warehouse and distribution facility in Buckeye, Arizona
•Net loss was $15.0 million, or $0.31 per share, for the 2023 third quarter, versus net income of $9.6 million, or $0.19 per diluted share, for the 2022 third quarter
•Adjusted net income* was $1.7 million, or $0.03 per diluted share, for the 2023 third quarter compared with $15.1 million, or $0.28 per diluted share, for the 2022 third quarter
•Adjusted EBITDA* was $25.4 million for the 2023 third quarter compared with $35.7 million for the 2022 third quarter

“For the 2023 third quarter, net sales, adjusted net income and adjusted EBITDA exceeded our expectations,” said Michael Lunsford, Interim Chief Executive Officer of Funko. “Our solid overall performance was driven by strong direct-to-consumer sales, which were bolstered by the successful online launch of Pop! Yourself; improved sales to several of our larger US and European wholesale customers, due in part to growing sales of Bitty Pop!; and ongoing efforts to significantly reduce costs and enhance efficiencies.

“We also made progress on our plan to focus on Funko’s core products and reduce the number of product lines and complexity in our business. In addition, we re-aligned our senior management team to streamline decision making, to better collaborate and to improve cross-functional communication throughout the organization.”

Operations

“During the third quarter, we continued to make progress on improving operations and reducing costs,” said Steve Nave, Chief Financial Officer and Chief Operating Officer. "As expected, our gross margin increased and selling, general and administrative expenses as a percentage of net sales decreased compared with the second quarter of 2023. Both measures would have shown even more improvement if not for certain non-recurring charges in the quarter.

"We saw a partial cost savings benefit in the third quarter from the previously announced workforce reduction of approximately 180 positions; we expect to see the full benefit beginning in our current fourth quarter."

Third Quarter 2023 Net Sales by Category and Geography
The tables below show the breakdown of net sales on a brand category and geographical basis (in thousands):

	Three Months Ended September 30,		Period Over Period Change
	2023	2022	Dollar	Percentage
Core Collectible Brands	$233,269	$282,412	$(49,143)	(17.4)%
Loungefly Brand	57,439	59,562	(2,123)	(3.6)%
Other Brands	22,236	23,633	(1,397)	(5.9)%
Total net sales	$312,944	$365,607	$(52,663)	(14.4)%

	Three Months Ended September 30,		Period Over Period Change
	2023	2022	Dollar	Percentage
Net sales by geography:
United States	$208,895	$262,316	$(53,421)	(20.4)%
Europe	83,398	78,239	5,159	6.6%
Other International	20,651	25,052	(4,401)	(17.6)%
Total net sales	$312,944	$365,607	$(52,663)	(14.4)%
Balance Sheet Highlights - At September 30, 2023 vs December 31, 2022
•Total cash and cash equivalents were $31.9 million at September 30, 2023 versus $19.2 million at December 31, 2022
•Inventories were $162.1 million at September 30, 2023 versus $246.4 million at December 31, 2022
•Total debt was $299.5 million at September 30, 2023 versus $245.8 million at December 31, 2022. Total debt includes the amount outstanding under the company's term loan facility, net of unamortized discounts, revolving line of credit and the company's equipment finance loan
Outlook for Fiscal 2023
Based on its current outlook, the company narrowed the net sales range of its 2023 full-year outlook and provided guidance for its 2023 fourth quarter, as follows:

	Current Outlook	Previous Outlook
2023 Full Year
Net Sales	$1.065 billion to $1.105 billion	$1.05 billion to $1.12 billion
Adjusted EBITDA*	$20 million to $30 million	$20 million to $30 million

2023 Fourth Quarter
Net sales	$260 million to $300 million
Gross margin %	Increasing sequentially from Q3
SG&A expense, in dollars	Decreasing sequentially from Q3
Adjusted net income (loss)*	($4.2) million to $2.8 million
Adjusted net income (loss) per share*	($0.08) to $0.05
Adjusted EBITDA*	$16 million to $26 million

*Adjusted net loss, adjusted net loss per diluted share and adjusted EBITDA are non-GAAP financial measures. For a reconciliation of historical adjusted net loss, adjusted loss per diluted share, and adjusted EBITDA, to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release. A reconciliation of adjusted net loss, adjusted net loss per diluted share and adjusted EBITDA outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, for the fourth quarter of 2023 the Company expects equity-based compensation of approximately $4 million, depreciation and amortization of approximately $15 million and interest expense of approximately $6 million. For the full year 2023 the Company expects equity-based compensation of approximately $11 million, depreciation and amortization of approximately $60 million, interest expense of approximately $27 million, and severance and restructuring expenses of approximately $12 million, which includes the non-recurring lease exit and related costs taken in Q3-2023, each of which is a reconciling item to net loss. See "Use of Non-GAAP Financial Measures" and the attached reconciliations for more information.
Conference Call and Webcast
The Company will host a conference call at 4:30 p.m. ET (1:30 p.m. PT) today, November 2, 2023, to further discuss its third quarter results and business outlook. A live webcast and replay of the event will be available on the Investor Relations section on the Company’s website at investor.funko.com. The replay of the webcast will be available for one year.
Use of Non-GAAP Financial Measures
This release contains references to non-GAAP financial measures, including adjusted net income (loss), including per share amounts, adjusted EBITDA, and adjusted EBITDA margin, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance, for planning purposes, including the preparation of our annual operating budget and financials projections, and to assess incentive compensation for our employees, and to evaluate our capacity to expand our business. In addition, our senior secured credit facilities use adjusted EBITDA to measure our compliance with covenants such as senior leverage ratio. The company's management believes that the presentation of non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor's overall understanding of the financial results for the company's core business. Additionally, it provides a basis for the comparison of the financial results for the company's core business between current, past and future periods as they remove the impact of items not directly resulting from our core operations. The company also believes that including Adjusted EBITDA and the other non-GAAP financial measures presented in this release is appropriate to provide additional information to investors and help to compare against other companies in our industry. Non-GAAP financial measures have limitations as analytical tools and should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. We caution investors that amounts presented in accordance with our definitions of adjusted net income (loss), including per share amounts, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate these measures in the same manner.
Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release.
About Funko
Headquartered in Everett, Washington, Funko is a leading pop culture lifestyle brand. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at www.funko.com, and follow us on Twitter (@OriginalFunko) and Instagram (@OriginalFunko).

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial results and financial position, the underlying trends in our business, including retailer de-stocking, inflation and macroeconomic trends, our potential for growth, expectations regarding annualized cost savings and restructuring initiatives; benefits from changes to our management team; and our strategic growth priorities. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to execute our business strategy; our ability to manage our inventories; our ability maintain and realize the full value of our license agreements; impacts from economic downturns; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; risks related to the impact of COVID-19 on our business, financial results and financial condition; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; the ongoing level of popularity of our products with consumers; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with climate change; increased attention to sustainability and environmental, social and governance initiatives; geographic concentration of our operations; risks associated with our international operations; changes in effective tax rates or tax law; foreign currency exchange rate exposure; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; future development and acceptance of blockchain networks; risks associated with receiving payments in digital assets; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness, including our ability to comply with financial and negative covenants under our Credit Agreement, as amended; our ability to secure additional financing on favorable terms or at all; the potential for our or our third party providers’ electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, TCG, and the possibility that TCG’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended September 30, 2023 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations:
investorrelations@funko.com

Media:
pr@funko.com

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands, except per share data)
Net sales	$312,944	$365,607	$804,850	$989,666
Cost of sales (exclusive of depreciation and amortization shown separately below)	208,936	237,728	581,258	649,974
Selling, general, and administrative expenses	93,992	97,930	279,685	259,043
Depreciation and amortization	15,465	12,555	44,334	34,509
Total operating expenses	318,393	348,213	905,277	943,526
(Loss) income from operations	(5,449)	17,394	(100,427)	46,140
Interest expense, net	7,601	2,977	20,551	5,854
Loss on debt extinguishment	—	—	494	—
Gain on tax receivable agreement liability	—	—	(99,620)	—
Other expense, net	98	926	519	1,758
(Loss) income before income taxes	(13,148)	13,491	(22,371)	38,528
Income tax expense (benefit)	3,076	2,342	130,859	(2,932)
Net (loss) income	(16,224)	11,149	(153,230)	41,460
Less: net (loss) income attributable to non-controlling interests	(1,215)	1,519	(9,912)	7,276
Net (loss) income attributable to Funko, Inc.	$(15,009)	$9,630	$(143,318)	$34,184
(Loss) earnings per share of Class A common stock:
Basic	$(0.31)	$0.21	$(3.01)	$0.78
Diluted	$(0.31)	$0.19	$(3.01)	$0.73
Weighted average shares of Class A common stock outstanding:
Basic	48,237	46,874	47,641	43,670
Diluted	48,237	49,686	47,641	53,991

Funko, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	September 30, 2023 (Unaudited)	December 31, 2022
	(In thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$31,885	$19,200
Accounts receivable, net	166,934	167,895
Inventory	162,062	246,429
Prepaid expenses and other current assets	44,048	39,648
Total current assets	404,929	473,172
Property and equipment, net	95,389	102,232
Operating lease right-of-use assets	63,533	71,072
Goodwill	135,722	131,380
Intangible assets, net	171,261	181,284
Deferred tax asset, net of valuation allowance	—	123,893
Other assets	9,209	8,112
Total assets	$880,043	$1,091,145
Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$141,000	$70,000
Current portion of long-term debt, net of unamortized discount	21,977	22,041
Current portion of operating lease liabilities	17,866	18,904
Accounts payable	70,178	67,651
Income taxes payable	1,136	871
Accrued royalties	61,857	69,098
Accrued expenses and other current liabilities	107,720	112,832
Total current liabilities	421,734	361,397
Long-term debt, net of unamortized discount	136,539	153,778
Operating lease liabilities, net of current portion	73,961	82,356
Deferred tax liability	385	382
Liabilities under tax receivable agreement, net of current portion	—	99,620
Other long-term liabilities	4,658	3,923
Commitments and Contingencies
Stockholders’ equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 48,727 and 47,192 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	5	5
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 3,293 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in-capital	318,782	310,807
Accumulated other comprehensive loss	(3,030)	(2,603)
(Accumulated deficit) retained earnings	(83,303)	60,015
Total stockholders’ equity attributable to Funko, Inc.	232,454	368,224
Non-controlling interests	10,312	21,465
Total stockholders’ equity	242,766	389,689
Total liabilities and stockholders’ equity	$880,043	$1,091,145

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
	(In thousands)
Operating Activities
Net (loss) income	$(153,230)	$41,460
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation, amortization and other	42,592	34,390
Equity-based compensation	7,521	11,999
Amortization of debt issuance costs and debt discounts	944	670
Loss on debt extinguishment	494	—
Gain on tax receivable agreement liability adjustment	(99,620)	—
Deferred tax expense	123,206	—
Other	(69)	7,539
Changes in operating assets and liabilities:
Accounts receivable, net	1,314	(10,198)
Inventory	84,797	(106,061)
Prepaid expenses and other assets	8,244	(32,310)
Accounts payable	2,536	32,349
Income taxes payable	268	(13,303)
Accrued royalties	(7,240)	10,942
Accrued expenses and other liabilities	(14,624)	(42,159)
Net cash used in operating activities	(2,867)	(64,682)

Investing Activities
Purchases of property and equipment	(30,861)	(46,908)
Acquisitions of businesses and related intangible assets, net of cash acquired	(5,274)	(13,967)
Other	551	778
Net cash used in investing activities	(35,584)	(60,097)

Financing Activities
Borrowings on line of credit	71,000	90,000
Debt issuance costs	(1,957)	(405)
Payments of long-term debt	(16,911)	(13,500)
Distributions to Tax Receivable Agreement Parties	(1,110)	(10,507)
Proceeds from exercise of equity-based options	287	1,209
Net cash provided by financing activities	51,309	66,797

Effect of exchange rates on cash and cash equivalents	(173)	(525)

Net change in cash and cash equivalents	12,685	(58,507)
Cash and cash equivalents at beginning of period	19,200	83,557
Cash and cash equivalents at end of period	$31,885	$25,050

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net income, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands, except per share data)
Net (loss) income attributable to Funko, Inc.	$(15,009)	$9,630	$(143,318)	$34,184
Reallocation of net (loss) income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	(1,215)	1,519	(9,912)	7,276
Equity-based compensation (2)	(916)	4,677	7,521	11,999
Loss on extinguishment of debt (3)	—	—	494	—
Acquisition transaction costs and other expenses (4)	5,467	—	6,921	2,850
Certain severance, relocation and related costs (5)	3,703	1,070	5,784	8,203
Foreign currency transaction loss (6)	1,074	927	1,495	1,758
One-time inventory write-down (7)	—	—	30,084	—
Tax receivable agreement liability adjustments (8)	—	—	(99,620)	—
One-time disposal costs for unfinished goods held at offshore factories (9)	—	—	2,404	—
One-time disposal costs for finished goods held at offshore factories (10)	6,148	—	6,148
Income tax expense (benefit) (11)	2,494	(2,699)	146,144	(18,767)
Adjusted net income (loss)	$1,746	$15,124	$(45,855)	$47,503
Adjusted net income (loss) margin (12)	0.6%	4.1%	(5.7)%	4.8%
Weighted-average shares of Class A common stock outstanding-basic	48,237	46,874	47,641	43,670
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	4,443	7,150	4,430	10,321
Adjusted weighted-average shares of Class A stock outstanding - diluted	52,680	54,024	52,071	53,991
Adjusted earnings (loss) per diluted share	$0.03	$0.28	$(0.88)	$0.88

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(amounts in thousands)
Net (loss) income	$(16,224)	$11,149	$(153,230)	$41,460
Interest expense, net	7,601	2,977	20,551	5,854
Income tax expense (benefit)	3,076	2,342	130,859	(2,932)
Depreciation and amortization	15,465	12,555	44,334	34,509
EBITDA	$9,918	$29,023	$42,514	$78,891
Adjustments:
Equity-based compensation (2)	(916)	4,677	7,521	11,999
Loss on extinguishment of debt (3)	—	—	494	—
Acquisition transaction costs and other expenses (4)	5,467	—	6,921	2,850
Certain severance, relocation and related costs (5)	3,703	1,070	5,784	8,203
Foreign currency transaction loss (6)	1,074	927	1,495	1,758
One-time inventory write-down (7)	—	—	30,084	—
Tax receivable agreement liability adjustments (8)	—	—	(99,620)	—
One-time disposal costs for unfinished goods held at offshore factories (9)	—	—	2,404	—
One-time disposal costs for finished goods held at offshore factories (10)	6,148	—	6,148
Adjusted EBITDA	$25,394	$35,697	$3,745	$103,701
Adjusted EBITDA margin (13)	8.1%	9.8%	0.5%	10.5%

(1)	Represents the reallocation of net (loss) income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests.
(2)	Represents non-cash charges (recapture of charges) related to equity-based compensation programs, which vary from period to period depending on the timing of awards and forfeitures
(3)	Represents write-off of unamortized debt financing fees for the nine months ended September 30, 2023.
(4)
For the three and nine months ended September 30, 2023, includes costs related to the termination of a lease agreement and related expenses, partially offset by acquisition-related benefits. For the nine months ended September 30, 2022, includes acquisition-related costs related to investment banking and due diligence fees.

(5)
For the three and nine months ended September 30, 2023, includes charges to remove leasehold improvements and return multiple Washington-based warehouses, and charges related to severance and benefit costs for a reduction-in-force. For the three and nine months ended September 30, 2022, includes charges related to one-time relocation costs for U.S. warehouse personnel and inventory in connection with the opening of a new warehouse and distribution facility in Buckeye, Arizona.

(6)	Represents both unrealized and realized foreign currency gains and losses on transactions denominated other than in U.S. dollars, including derivative gains and losses on foreign currency forward exchange contracts.
(7)	For the nine months ended September 30, 2023, represents a one-time inventory write-down to improve U.S. warehouse operational efficiency.
(8)	Represents reduction of the tax receivable agreement liability as a result of recognizing a full valuation allowance of the Company’s deferred tax assets and anticipated inability to realize future tax benefits.
(9)	For the nine months ended September 30, 2023, represents one-time disposal costs related to unfinished goods held at offshore factories.
(10)	For the three and nine months ended September 30, 2023, represents one-time disposal costs related to finished goods held at offshore factories, primarily due to customer order cancellations.
(11)
Represents the income tax expense effect of the above adjustments, except for the tax liability receivable adjustment. This adjustment uses an effective tax rate of 25% for all periods presented. For the nine months ended September 30, 2023, this also includes $123.2 million recognized valuation allowance on the Company’s deferred tax assets. For the nine months ended September 30, 2022, this also includes the $11.0 million discrete benefit from the release of a valuation allowance on the outside basis deferred tax asset.

(12)	Adjusted net (loss) income margin is calculated as Adjusted net (loss) income as a percentage of net sales.
(13)	Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.